EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                        November 11, 2015

TANDY LEATHER FACTORY REPORTS Q3 2015 FINANCIAL RESULTS
THIRD QUARTER SALES FLAT; EARNINGS DOWN 32%

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the third quarter of 2015.  Consolidated net income for the quarter ended September 30, 2015 was $1.1 million compared to consolidated net income of $1.6 million for the third quarter of 2014, a decrease of 32%.  Fully diluted earnings per share for the quarter were $0.11, compared to $0.16 in the third quarter of last year.  Total sales for the quarter ended September 30, 2015 were $19.4 million, down $61,000 or 0.3% from $19.4 million in the third quarter last year.

Consolidated sales for the nine months ended September 30, 2015 were $59.9 million, up 2% from 2014’s comparable period sales of $58.9 million.  Consolidated net income for the first three quarters of 2015 was down 23% to $4.1 million or $0.40 per fully-diluted share versus $5.2 million or $0.51 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $260,000 in the third quarter, a 2% improvement over last year's third quarter.  Eighty-two stores comprised Tandy Leather's operations on September 30, 2015.  For the first nine months of 2015, Retail Leathercraft’s sales increased $1.7 million, or 5%, over the first nine months of 2014.  Third quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory stores, were down 3%, or $180,000, from the same quarter last year.  For the first nine months of 2015, Wholesale Leathercraft’s sales were down $342,000, or 2%, compared to the same period in 2014.  For both the quarter and the year, the sales decline for this segment was due to the closing of one store and the elimination of sales to the National Account customer group in 2014.  International Leathercraft, consisting of three stores located in the United Kingdom, Spain and Australia, reported a sales decrease of 13%, or $141,000, compared to the third quarter of 2014.  For the year, International Leathercraft’s sales were down 14%, or $443,000, over the same period last year.  For both the quarter and the year, the sales decline for this segment was due to the negative impact of the change in currency exchange rates in 2015 compared to 2014.

 Consolidated gross profit margin for the current quarter was 61.1%, down from 62.7% for the third quarter of 2014.  For the first three quarters of this year, consolidated gross profit margin was 62.1%, decreasing from last year's gross profit margin of 63.9%.  Consolidated operating expenses rose approximately 3% for both the quarter and the year, or $255,000 in the current quarter and $1.1 million for the first nine months over the same periods a year ago.  For the third quarter, the significant increases in expenses occurred in employee benefits, advertising and marketing, and other outside services.  For the year, expenses increases occurred in advertising and marketing, store rent and utilities, and employee benefits, and depreciation.  As a percentage of sales, consolidated operating margin declined for the quarter to 9.6% compared to 12.7% last year’s third quarter.  On a year-to-date basis, consolidated operating margin decreased from 13.7% last year to 11% in the current year.

Jon Thompson, Chief Executive Officer and President, commented, “Even though earnings were down significantly compared to last year’s third quarter, our results were in line with our internal targets.  Our significant investment in inventory last year had a positive effect on sales.  Further, our gross profit margin was supported by a number of special leather purchases last year.  This year, our lower inventory level and the lack of those special purchases are having a negative impact on our sales and gross margin by comparison. However, we were not taken by surprise by our results.”

Chief Financial Officer and Treasurer, Shannon Greene, added, “In addition to our specific issues related to inventory and the impact they have had on our sales and gross margins this year, our assessment of business in general seems to suggest that things are getting tougher overall.  Many of our small business customers are losing confidence to maintain their normal purchase levels because they are sensing a slowdown is coming in their businesses. We have talked all year about the negative impact of currency exchange rates on our foreign operations which is adding to the negative trends in our results.  Our expenses are not too far out of line but we will continue to look for areas that can be trimmed without sacrificing the customer experience in our stores.”

Tandy Leather Factory, Inc.,(http://www.tandyleatherfactory.com/), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 28 Leather Factory stores, located in 18 states and 3 Canadian provinces, 80 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and four combination wholesale/retail stores located in the United Kingdom, Australia, and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or shannon.greene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 09/30/15		Quarter Ended 09/30/14
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,114,793	$682,461	$6,294,745	$1,000,329
Retail Leathercraft	12,328,599	1,122,222	12,068,832	1,270,884
International Leathercraft	912,545	55,068	1,053,657	185,714
Total Operations	$19,355,937	$1,859,751	$19,417,234	$2,456,927

	Nine Months Ended 09/30/15		Nine Months Ended 09/30/14
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$19,234,375	$2,602,868	$19,576,180	$3,479,908
Retail Leathercraft	37,970,423	3,862,343	36,226,810	4,171,500
International Leathercraft	2,713,431	117,263	3,156,317	428,459
Total Operations	$59,918,229	$6,582,474	$58,959,307	$8,079,867

Wholesale Leathercraft	Quarter Ended 09/30/15		Quarter Ended 09/30/14
	# of stores	Sales	# of stores	Sales
Same store sales	28	$6,114,793	28	$6,172,348
Closed store sales	n/a	-	1	122,397
Total Sales – Wholesale Leathercraft	28	$6,114,793	29	$6,294,745

Wholesale Leathercraft	Nine Months Ended 09/30/15		Nine Months Ended 09/30/14
	# of stores	Sales	# of stores	Sales
Same store sales	28	$19,234,375	28	$18,859,252
Closed store sales	-	-	1	368,278
National account group	n/a	-	n/a	348,650
Total Sales – Wholesale Leathercraft	28	$19,234,375	29	$19,576,180

Retail Leathercraft	Quarter Ended 09/30/15		Quarter Ended 09/30/14
	# of stores	Sales	# of stores	Sales
Same store sales	80	$12,135,174	80	$12,068,832
New store sales	2	193,425	-	-
Total Sales – Retail Leathercraft	82	$12,328,599	80	$12,068,832

Retail Leathercraft	Nine Months Ended 09/30/15		Nine Months Ended 09/30/14
	# of stores	Sales	# of stores	Sales
Same store sales	76	$37,062,412	76	$36,001,323
New store sales	4	908,011	2	225,487
Total Sales – Retail Leathercraft	80	$37,970,423	78	$33,930,587

International Leathercraft	Quarter Ended 09/30/15		Quarter Ended 09/30/14
	# of stores	Sales	# of stores	Sales
Same store sales	3	$912,545	3	$1,053,657
New store sales	-	-	-	-
Total Sales – International Leathercraft	3	$912,545	3	$1,053,657

International Leathercraft	Nine Months Ended 09/30/15		Nine Months Ended 09/30/14
	# of stores	Sales	# of stores	Sales
Same store sales	3	$2,713,431	3	$3,156,317
New store sales	-	-	-	-
Total Sales – International Leathercraft	3	$2,713,431	3	$3,156,317

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	September 30, 2015 (unaudited)	December 31, 2014 (audited)
ASSETS
CURRENT ASSETS:
Cash	$7,243,288	$10,636,530
Accounts receivable-trade, net of allowance for doubtful accounts
of $1,492 and $395 in 2015 and 2014, respectively	585,012	625,054
Inventory	35,058,012	32,875,492
Prepaid income taxes	868,582	336,828
Deferred income taxes	342,763	371,491
Prepaid expenses	1,659,052	1,348,652
Other current assets	249,089	157,758
Total current assets	46,005,798	46,351,805

PROPERTY AND EQUIPMENT, at cost	23,242,846	22,199,943
Less accumulated depreciation and amortization	(7,971,654)	(7,037,665)
	15,271,192	15,162,278

GOODWILL	956,584	971,786
OTHER INTANGIBLES, net of accumulated amortization of approximately
$696,000 and $665,000 in 2015 and 2014, respectively	34,025	58,026
OTHER assets	332,881	329,979
TOTAL ASSETS	$62,600,480	$62,873,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$2,498,058	$1,255,218
Accrued expenses and other liabilities	6,396,752	5,394,514
Current maturities of long-term debt	-	3,702,500
Total current liabilities	8,894,810	10,352,232

DEFERRED INCOME TAXES	1,361,631	1,458,005

LONG-TERM DEBT, net of current maturities	3,711,224	1,940,625

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,275,641 and 11,239,157 shares issued at 2015 and 2014, respectively;
9,753,293 and 10,245,534 shares outstanding at 2015 and 2014, respectively	27,062	26,984
Paid-in capital	6,129,736	6,013,325
Retained earnings	50,728,476	46,664,829
Treasury stock at cost (1,522,348 shares at 2015; 993,623 shares at 2014)	(6,602,930)	(2,894,068)
Accumulated other comprehensive income	(1,649,529)	(688,058)
Total stockholders’ equity	48,632,815	49,123,012
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$62,600,480	$62,873,874

  Tandy Leather Factory, Inc.
  Consolidated Statements of Income
 (Unaudited)
  For the Three and Nine Months Ended September 30, 2015 and 2014

	THREE MONTHS		NINE MONTHS
	2015	2014	2015	2014
NET SALES	$19,355,937	$19,417,234	$59,918,229	$58,959,307

COST OF SALES	7,523,240	7,242,525	22,688,223	21,289,269

Gross profit	11,832,697	12,174,709	37,230,006	37,670,038

OPERATING EXPENSES	9,972,946	9,717,782	30,647,532	29,590,171

INCOME FROM OPERATIONS	1,859,751	2,456,927	6,582,474	8,079,867

OTHER INCOME (EXPENSE):
Interest expense	(228,235)	(63,684)	(307,160)	(154,367)
Other, net	38,320	37,525	68,070	44,203
Total other income (expense)	(189,915)	(26,159)	(239,090)	(110,164)

INCOME BEFORE INCOME TAXES	1,669,836	2,430,768	6,343,384	7,969,703

PROVISION FOR INCOME TAXES	558,492	802,206	2,279,737	2,721,244

NET INCOME	$1,111,344	$1,628,562	$4,063,647	$5,248,459

NET INCOME PER COMMON SHARE:
Basic	$0.11	$0.16	$0.40	$0.51
Diluted	$0.11	$0.16	$0.40	$0.51

Weighted Average Number of Shares Outstanding:
Basic	10,175,650	10,203,711	10,200,590	10,200,411
Diluted	10,199,092	10,241,410	10,227,626	10,240,109

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Nine Months Ended September 30, 2015 and 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,063,647	$5,248,459
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,163,116	1,088,758
(Gain) loss on disposal or abandonment of assets	25,782	8,603
Non-cash stock-based compensation	106,569	48,441
Deferred income taxes	(67,646)	(227,486)
Foreign currency translation	(882,354)	(606,442)
Net changes in assets and liabilities:
Accounts receivable-trade, net	40,042	60,403
Inventory	(2,182,520)	(13,064,374)
Prepaid expenses	(310,400)	(11,683)
Other current assets	(91,331)	380,013
Accounts payable-trade	1,242,840	57,471
Accrued expenses and other liabilities	1,002,238	131,224
Income taxes payable	(531,754)	(735,527)
Total adjustments	(485,418)	(12,870,599)
Net cash provided by (used in) operating activities	3,578,229	(7,622,140)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,339,098)	(1,719,465)
Proceeds from sale of assets	11,372	19,935
Purchase of intangible assets	(10,000)	-
(Increase) decrease in other assets	(2,902)	6,968
Net cash used in investing activities	(1,340,628)	(1,692,562)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in revolving credit loans	(3,500,000)	6,000,000
Proceeds from notes payable and long-term debt	3,711,224	-
Payment of dividend	-	(2,549,683)
Payments on notes payable and long-term debt	(2,143,125)	(405,000)
Repurchase of common stock (treasury stock)	(3,708,862)	-
Proceeds from issuance of common stock	9,920	52,722
Net cash (used in) provided by financing activities	(5,630,843)	3,098,039

NET CHANGE IN CASH	(3,393,242)	(6,216,663)

CASH, beginning of period	10,636,530	11,082,679

CASH, end of period	$7,243,288	$4,866,016

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$307,160	$154,367
Income tax paid during the period, net of (refunds)	$2,883,552	$3,690,817